AMENDMENT NO. 1

AMENDED AND RESTATED BUYING AGENCY AND SUPPLY AGREEMENT

This Agreement, made as of the 11th day of March, 2014, by and between FORWARD INDUSTRIES, INC. a New York corporation, having an address at 477 Rosemary Ave., West Palm Beach, FL 33410 (hereafter referred to as “Principal”), and FORWARD INDUSTRIES (ASIA-PACIFIC) CORPORATION (formerly known as Seaton Global Corporation), a BVI registered corporation, having an address at 10F-5 No.16, Lane 609, Chung Shin Road, Section 5, San Chung District, New Taipei City, Taiwan, Republic of China (hereinafter referred to as “Agent”).

W I T N E S S E T H:

WHEREAS, Agent and Principal entered into an Amended and Restated Buying Agency and Supply Agreement, dated as of December 20, 2012 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement on and subject to all of the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing and of the mutual covenants contained herein, and intending to be legally bound hereby, agree as follows:

1.         The capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.         Section 2B of the Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:  “In consideration of the services rendered by Agent under this Agreement, Principal shall pay to Agent the sum of $[*] per month plus [*] percent ([*]%) of the Adjusted Gross Profit (hereinafter defined) of all Products ordered and shipped pursuant to this Agreement (the “Service Fee”).  For the purpose of computing the Service Fee due hereunder, the following definitions shall apply:

(a)       "Adjusted Gross Profit" shall mean the amount which is equal to Net Sales less Material COGS.

(b)       “Gross Sales” shall mean all revenues received by Principal from the sale of Products.

(c)        "Material COGS" shall mean the amount which is equal to the cost of all materials, tooling, packaging, and inbound freight, customs and duties incurred by Agent to deliver Products to Principal at the agreed upon shipping point (e.g. Port of Hong Kong or Port of Shen Zhen). Such "Material COGS" shall be equal to the amounts referenced in Principal’s approved purchase orders to Agent and to the amounts referenced on Agent’s invoices to Principal. Such Material COGS shall exclude Agent’s Service Fees and shall be equal to Agent’s actual cost basis as supported by the local supplier invoices.

*Confidential portion has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

(d)       "Net Sales" should be defined as being equal to Gross Sales less returns, discounts, and allowances" and should be recorded and recognized in accordance with Generally Accepted Accounting Principals in the United States.

3.          Section 3A of the Agreement is hereby amended to insert the following at the end thereof:  “Anything herein to the contrary notwithstanding, Principal shall not be required to pay the Service Fee on less favorable terms than Agent received from its suppliers.  For example, if Agent is afforded Net 60 day terms from its suppliers, the same terms shall apply to the payment of Service Fees hereunder.

4.          Section 6E of the Agreement is hereby amended by inserting the following at the end thereof:  “ Anything herein to the contrary notwithstanding, Principal acknowledges that Agent may do business with Kitrex Corporation, an affiliate of Terry Wise, in the production of the Products.

5.          Section 8 of the Agreement is hereby amended by extending the Term to expire on March 11, 2015.

6.          Except as specifically amended herein, the License shall remain in full force and effect without amendment.

IN WITNESS WHEREOF, the parties have executed this amendment as of the day and date first above written.

FORWARD INDUSTRIES, INC.

By:	/s/ James O. McKenna III
Name:	James O. McKenna III
Title:	Vice President and Chief Financial Officer

FORWARD INDUSTRIES (ASIA-PACIFIC) CORPORATION
By:	/s/ Terence Wise
Name:	Terence Wise
Title:	Principal